WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

AND DIGITAL HKCo AND SUBSIDIARIES

Unaudited pro forma combined consolidated financial information

The following unaudited pro forma combine consolidated balance sheet reflects the estimated adjustments to Wizzard’s historical consolidated balance sheet as of June 30, 2012.  Also, the unaudited pro forma combined consolidated statement of income reflects the estimated adjustments to Wizzard’s historical consolidated statement of operations for the year ended December 31, 2011, and for the six months ended June 30, 2012, to give effect to:

•

The acquisition of Digital Entertainment International Co. (“Digital HKCo”), per the terms of the Share Exchange Agreement signed on April 5, 2012, and the related issuance of 37,944,551shares of common stock (including the 10,282,611 shares of common stock at closing and 27,611,940 shares of common stock issued upon the conversion of the 290 shares of Series B Convertible Preferred Stock) as if both had occurred on January 1, 2011.

•

The proposed spin-off of Interim Healthcare of Wyoming, Inc., a wholly owned subsidiary of Wizzard, as if both had occurred on January 1, 2011.

The acquisition is treated as purchase transactions.  The initial accounting for the business combination is not complete as of the filing of these proforma condensed combined financial statements.   We are reporting in these proforma condensed combined financial statements provisional estimated amounts of the fair market value of the assets acquired.  The determination of the Digital HKCo purchase price and allocation of the purchase price to the underlying tangible and intangible assets in the proforma condensed combined financial statements are subject to change as additional information becomes available.  The unaudited pro forma combined consolidated statements of operations are not necessarily indicative of Wizzard’s actual results of operations assuming the transaction were completed on January 1, 2011, nor do they purport to represent Wizzard’s results of operations for the future periods.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Wizzard appearing in the Annual Report.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

AND DIGITAL HKCo AND SUBSIDIARIES

Unaudited pro forma combined consolidated balance sheet

As of June 30, 2012

	Historical
	Wizzard June 30, 2012	Digital HKCo. June 30, 2012	Pro forma adjustments(c)	Pro forma adjustments(a)	Pro forma Combined
			(In thousands, except per share data)
Cash	792	15,947	(385)	0	16,354
Accounts receivable, net	774	7,565	(607)	0	7,732
Advances to Suppliers, net	0	1,174	0	0	1,174
Inventory	0	3,383	0	0	3,383
Deferred tax asset, current	0	1,312	0	0	1,312
Other current assets	51	3,180	(31)	0	3,200
Total current assets	1,617	32,561	(1,023)	0	33,155

PP&E, net	33	15,021	(2)	0	15,052
Goodwill and Intangibles	12,674	0	(1,190)	55,172	(a,d) 66,656
Deferred tax asset, noncurrent	0	2,423	0	0	2,423
Long-term deposits	4	3,473	0	0	3,477
Total assets	14,328	53,478	(2,215)	55,172	120,763

Accounts payable	638	4,792	(31)	0	5,399
Short-term loan	0	1,574	0	0	1,574
Accrued expenses	158	2,098	(86)	0	2,170
Deferred revenue	52	8,866	(3)	0	8,915
Taxes payable	0	2,392	0	0	2,392
Due to related parties	0	29	0	0	29
Other payables	0	1,748	0	0	1,748
Total current liabilities	848	21,499	(120)	0	22,227

Long-term deposits	0	2,395	0	0	2,395
Deferred Revenue	0	16,076	0	0	16,076
Long-term payables	0	141	0	0	141
Total Liabilities	848	40,111	(120)	0	40,839

Preferred Stock	0	0	0	0	0
Common Stock	9	0	0	38	(a) 47
APIC	85,055	538	(1,788)	62,484	(a) 146,289
Statutory reserve	0	132	0	0	132
Accum. comprehensive income	0	796	0	0	796
Retained earnings	(71,584)	11,901	(307)	(7,350)	(a,d,e) (67,340)
Total shareholders’ equity	13,480	13,367	(2,095)	55,172	79,924

Total liabilities & shareholder’s equity	14,328	53,478	(2,215)	55,172	120,763

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

AND DIGITAL HKCo AND SUBSIDIARIES

Unaudited pro forma condensed combined consolidated statement of operations and comprehensive income

For the six months ended June 30, 2012

	Historical			(d)	(a)
	Wizzard June 30, 2012	Digital HKCo. June 30, 2012 (b)	Pro forma adjustments(c)	Pro forma adjustments(e)	Pro forma Combined
	(In thousands, except per share data)
Total revenues	$ 3,893	$ 41,373	$ (2,175)	$ 0	$ 43,091

Cost of sales	2,090	25,178	(1,427)	0	25,841
Operating expense	3,136	3,802	(456)	(d) 2,450	8,932
Other income(loss)	6	(51)	(1)	0	(46)
Income Taxes	0	2,116	0	0	2,116
Net Income (loss)	(1,327)	10,226	(293)	(2,450)	6,156
Foreign Currency( loss)	0	(81)	0	0	(81)
Comprehensive income(loss)	$ (1,327)	$ 10,145	$ (293)	$ (2,450)	$ 6,075
Earnings (loss) per common share:
Basic	$ (0.16)				$ 0.13
Diluted	$ (0.16)				$ 0.13
Weighted-average common shares outstanding:
Basic	8,425			(f) 37,945	46,370
Diluted	8,425			(f) 37,945	46,370

Unaudited pro forma condensed combined consolidated statement of operations and comprehensive income

For the year ended December 31, 2011

	Historical			(d)	(a)
	Wizzard December 31, 2011	Digital HKCo. September 30, 2011 (b)	Pro forma adjustments(c)	Pro forma adjustments(e)	Pro forma Combined
	(In thousands, except per share data)
Total revenues	$ 6,540	$ 70,852	$ (3,426)	$ 5,709	$ 79,675

Cost of sales	3,475	46,592	(2,306)	3,178	50,939
Operating expense	12,659	5,127	(1,663)	(d) 4,836	20,959
Other income(loss)	(386)	(74)	(1)	378	(83)
Income Taxes	0	4,333	0	85	4,418
Net Income	(9,980)	14,726	(542)	(2,012)	3,276
Foreign currency gain	0	607	0	63	670
Comprehensive income(loss)	$ (9,980)	$ 15,333	$ (542)	$ (1,949)	3,946
Earnings (loss) per common share:
Basic	$ (1.31)				$ 0.09
Diluted	$ (1.31)				$ 0.09
Weighted-average common shares outstanding:
Basic	7,616			(f) 37,945	45,561
Diluted	7,616			(f) 37,945	45,561

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

AND DIGITAL HKCo AND SUBSIDIARIES

Notes to the unaudited pro forma condensed combined consolidated statement of operations

NOTE 1 – Wizzard Software Corporation and Subsidiaries.

Wizzard Software Corporation ("Parent or Wizzard"), a Colorado corporation, was organized on July 1, 1998. The Company operates in three segments, Software, Healthcare and Media Services.  The Software segment engages primarily in the development, sale, and service of custom and packaged computer software products. The Media Services provides podcast hosting, content management tools and advertising services.  The Healthcare segment operates primarily in the home healthcare and healthcare staffing services in Wyoming and Montana.  On September 8, 2005, Parent purchased all of the issued and outstanding shares of Interim Healthcare of Wyoming, Inc. ("Interim"), a Wyoming corporation, in a transaction accounted for as a purchase.  On February 27, 2007, Parent organized Wizzard Acquisition Corp., a Pennsylvania corporation, to acquire and dissolve into the operations of Webmayhem, Inc. (Libsyn), a Pennsylvania corporation, in a transaction accounted for as a purchase.  On April 3, 2007, Interim purchased the operations of Professional Personnel, Inc., d.b.a., Professional Nursing Personnel Pool (“PNPP”).

NOTE 2 – Digital HKCo and Subsidiaries

The consolidated financial statements include the financial statements of Digital HKCo; its wholly owned subsidiary, Beijing Dingtai Guanqun Culture Co., Ltd. (“DGC”); Beijing FAB Cultural Media Co., Ltd. (“FAB Media”) and Beijing FAB Digital Entertainment Products Co., Ltd. (“FAB Digital”), which are variable interest entities (“VIEs”) of DGC; and subsidiary of FAB Digital, Beijing Jing Lvtong Travel and Science Technology Co., Ltd. (“JLTST”).

The Company, through its wholly owned subsidiary and its VIEs, is engaged in marketing and distributing various officially licensed digital entertainment products under the “FAB” brand throughout the PRC, including but not limited to audiovisual products such as Compact Discs, Video Compact Discs and Digital Video Disks as well as books, magazines, mobile phone accessories and cameras. The Company’s products and services are primarily distributed through its flagship stores, proprietary “FAB” kiosks and online virtual stores. FAB kiosks, located in high-traffic areas of office buildings, shopping malls, retails stores and airports, are self-service terminals that provide a range of entertainment and business applications.

Digital HKCo was incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“PRC”) in November 2010. Digital HKCo is wholly owned by Universal

Entertainment Group Limited (“UEG”). Digital HKCo is a holding company and conducts its business through its wholly owned subsidiary, DGC, which is a wholly foreign-owned enterprise (“WFOE”) with limited liability incorporated in the PRC in March 2011. DGC has entered into a series of contractual agreements with the owners of FAB Digital and FAB Media. FAB Digital was incorporated as a private enterprise in the PRC in September 2003 with a registered capital of 1 million Renminbi (“RMB”). FAB Digital specializes in the distribution of cultural and audio visual products through its flagship stores in Beijing as well as its online stores. JLTST, which is fully owned by FAB Digital, was incorporated in the PRC in November 2010 with a registered capital of RMB 1 million. FAB Media was incorporated as a private enterprise in the PRC in April 2008 with a registered capital of RMB 1 million. FAB Media is primarily engaged in operating and providing proprietary multimedia kiosks for music download, information exchange and advertising.

In February and March 2011, a series of contractual arrangements were entered into among DGC, FAB Digital, FAB Media and its individual shareholders. Such arrangements include an Exclusive Service Agreement, a Share Pledge Agreement, an Option Agreement and a Voting Right Proxy Agreement.  Pursuant to these agreements, DGC has the exclusive right to provide to FAB Digital and FAB Media consulting services related to business operation and management. The key terms of these agreements include:

1) DGC has the sole discretion to make all operating and business decisions for FAB Digital and FAB Media on behalf of the equity owners, including business operations, policies and management, approving all matters requiring shareholder approval;

2) FAB Digital and FAB Media have agreed to pay all of the operating costs incurred by DGC, and intended to transfer 100% of the income earned to DGC; DGC also has the right to determine the amount of the fees it will receive;

3) During the term of these agreements, DGC will retain the rights to the intellectual properties if they are created by DGC;

4) FAB Digital and FAB Media may not enter into any other agreements with any third party to receive consulting service without the prior consent of DGC;

5) The equity owners pledge their respective equity interests in the FAB Digital and FAB Media as a guarantee for the payment of technical and consulting services fees under the Exclusive Service Agreement;

6) The shareholders of FAB Digital and FAB Media have irrecoverably and unconditionally granted DGC or its designee an exclusive option to purchase, to the extent permitted by PRC laws, all or any portion of equity interest of the FAB Digital and FAB Media.

All these contractual agreements obligate DGC to absorb a majority of the risk of loss from FAB Digital and FAB Media’s activities and entitle DGC to receive a majority of its residual returns.  In essence, DGC has gained effective control over both FAB Digital and FAB Media. Based on these contractual arrangements, the Company believes that both FAB Digital and FAB Media should be considered as VIEs under the FASB Accounting Standards Codification (“ASC”) 810, “Consolidation”. Accordingly, management believes that the accounts of FAB Digital and FAB Media should be consolidated with those of DGC, the primary beneficiary.

Digital HKCo is effectively controlled by the majority shareholders of FAB Digital and FAB Media. Digital HKCo has 100% equity interest in DGC. Accordingly, DGC, FAB Digital and FAB Media are effectively controlled by the same majority shareholders.

Functional Currency / Foreign currency translation - The functional currency is the Renminbi (“RMB”) and its reporting currency is U.S. dollars for the purpose of these financial statements. The Company’s consolidated balance sheet accounts are translated into U.S. dollars at the period-end exchange rates (6.3551 RMB and 6.3843 RMB to $1 at June 30, 2012 and September 30, 2011, respectively) and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during 2012 and 2011 (6.3264 RMB and 6.5373 RMB to $1) in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Management made assumptions and estimates for determining fair value of the consideration paid, fair value of the underlying assets acquire and resulting goodwill and amortization of intangible assets.  Actual results could differ from those estimated by management.

The initial accounting for the business combination is not complete as of the filing of these proforma condensed combined financial statements.  We are reporting in these proforma condensed combined financial statements provisional estimated amounts of the fair market values of the assets acquired, and are subject to change as additional information, including the final determination of the Digital HKCo purchase price and allocation of the purchase price to the underlying tangible and intangible assets becomes available.

We shall retrospectively adjust the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date.

NOTE 3 - ACQUISITION AND PROFORMA ADJUSTMENTS

On September 25, 2012, pursuant to a Share Exchange Agreement, dated April 5, 2012, by and among, Wizzard Software Corporation and Universal Entertainment Group Limited, a British Virgin Islands company (“UEG”); Digital Entertainment International Ltd., a company incorporated under the law of the Hong Kong Special Administrative Region that is 100% owned by UEG (“Digital HKCo; Beijing Dingtai

Guanqun Culture Co. Ltd., a company incorporated under the law of the People’s Republic of China (the “PRC”) that is 100% owned by Digital HKCo (the “WOFE”); Beijing FAB Culture Co., Ltd., a company that is incorporated under the law of the PRC (“FAB Culture”); and Beijing FAB Digital Entertainment Products Co., Ltd., a company organized under the laws of the PRC (“FAB Digital” and together with FAB Culture the “VIE Entities”). The Digital HKCo, the WOFE and the VIE Entities shall be collectively referred to herein as the “FAB Companies.”

Under the terms of the Agreement, the parties agreed that Wizzard shall acquire from UEG all of the issued and outstanding shares of Digital HKCo’s capital stock in exchange for 10,282,611 “unregistered” and “restricted” shares of Wizzard’s common stock that is equal to 49% of the issued and outstanding common stock of Wizzard at Closing on a fully-diluted basis (the “Initial Company Shares”). The Initial Company Shares are subject to the terms of the Voting Agreement, which assigns to the Company’s Board of Directors the right to vote all of the Initial Company Shares until the following milestones are achieved:

(i) if Digital HKCo and the VIE Entities successfully complete all of certain Corporate Governance Objectives for two (2) consecutive and complete reporting quarters after the Closing, the Company’s Board of Directors will release the voting rights to 50% of the Initial Company Shares held at such time;

(ii) upon successful completion of all of the Corporate Governance Objectives for six (6) consecutive and complete reporting quarters, the Company’s Board of Directors will release the voting rights to another 25% of the Initial Company Shares held at such time; and

(iii) upon the successful completion of all of the Corporate Governance Objectives for eight (8) consecutive and complete reporting quarters, the Company’s Board of Directors will release the voting rights to the remaining Initial Company Shares at such time.

As additional consideration for the Digital HKCo shares, Wizzard issued 290 shares of its Series B Convertible Preferred Stock (the “Preferred Stock”).  The Preferred Stock will have no dividend rights or voting rights or the right to receive any assets of the Company upon liquidation, dissolution or winding up.  The Preferred Stock shall be convertible into shares of the Company’s common stock in three (3) tranches upon the occurrence of the following conversion events:

(i) upon the successful completion of the Corporate Governance Objectives for the four (4) consecutive and complete reporting quarters of the Company, UEG or its lawful designees shall have the right to convert the first tranche of 210 shares of Preferred Stock into 14,689,444 shares of the Company’s common stock;

(ii) upon the successful completion of:  (a) all of the Corporate Governance Objectives for the four (4) consecutive and complete reporting quarters of the Company; and (b) a Revenue Objective requiring that the FAB Companies receive sales revenues of at least US$60,000,000 and net income of US$12,000,000 in fiscal year 2011, UEG or its lawful designees shall have the right to convert the second tranche of 40 shares of Preferred Stock into 5,488,364 shares of the Company’s common stock; and

(iii) upon the successful completion of (a) all of the Corporate Governance Objectives for the six (6) consecutive and complete reporting quarters of the Company; and (b) a Revenue Objective requiring that the FAB Companies receive sales revenues of at least US$70,000,000 and net income of US$14,000,000 in fiscal year 2012, UEG or its lawful designees shall have the right to convert the third tranche of 40 shares of Preferred Stock into 7,484,132 shares of the Company’s common stock.

Upon the occurrence of each conversion event, the three tranches of Preferred Stock will be convertible into a number of shares of common stock that will bring the overall equity position of the Company of the holders of the Initial Company Shares, the Preferred Stock and the common stock issuable upon conversion of the Preferred Stock, on a fully diluted basis as of the date of Closing, to 70%, 74% and 78%, respectively.

Of  the Initial Company Shares (the “Lock-up Shares”) 5,142,700 shares are subject to the terms of a Lock-up Agreement by which shareholders agree not to transfer, sell, hypothecate or gift such Lock-up Shares for a period of 12 months following the Closing date.

a.

The pro forma balance sheet assumes the Digital HKCo acquisition occurred on January 1, 2011, through the issuance of 10,282,611 common shares and 290 Series B Convertible Preferred shares with an estimated value of $76,000,000.  For purposes of the pro forma balance sheet as of June 30, 2012, Digital HKCo’s historical balance sheet as of June 30, 2012 was combined with Wizzard’s historical balance sheet as of June 30, 2012.  The pro forma balance sheet assumes the spin-off of the Home Healthcare (HHC) subsidiary occurred on January 1, 2011, through the issuance of a share for share stock dividend to Wizzard shareholders of record on September 5, 2012.  For purposes of the pro forma balance sheet as of June 30, 2012, the HHC was removed from Wizzard’s historical balance sheet as of June 30, 2012.

b.

The pro forma statement of operations and comprehensive income assumes that the Digital HKCo acquisition occurred on January 1, 2011. For purposes of the pro forma statement of operations for the year ended December 31, 2011, Digital HKCo's historical statements of operations for the year ended September 30, 2011 were combined with Wizzard's historical statement of operations for the year ended December 31, 2011.  For purposes of presenting pro forma financial statements, the results of operations of Digital HKCo listed here in column (b) are from October 1, 2010 to September 30, 2011, with an adjustment in column (e) to conform with the same period as that of Wizzard. For the purposes of the pro forma statement of operations for the six-month period ended June 30, 2012, Digital HKCo's historical statements of operations for the six-month period ended June 30, 2012 were combined with Wizzard's historical statement of operations for the six-month period ended June 30, 2012.

c.

The pro forma statement of operations assumes the spin-off of the Home Healthcare (HHC) subsidiary occurred on January 1, 2011.  For purposes of the pro forma statement of operations for the year ended December 31, 2011, the HHC was removed from Wizzard’s historical statement of operations for the year ended December 31, 2011. For purposes of the pro forma statement of operations for the six months ended June 30, 2012, the HHC was removed from Wizzard’s historical statement of operations for the six months ended June 30, 2012.

d.

The acquisition of Digital HKCo was accounted for by the purchase method of accounting. The adjustments reflect the estimated incremental amortization of  intangible assets resulting from the acquisition of Digital HKCo as if Wizzard owned Digital HKCo as of January 1, 2011:

	Year ended December 31, 2011 (in thousands)	Six Months June 30, 2012
Depreciation and Amortization of assets
Amortization of non-compete – 2 year life	$1,500	$750
Amortization of work force – 5 year life	400	200
Amortization of intellectual property – 3 year life	1,000	500
Amortization of trademark– 15 year life	333	167
Amortization of customer relationships - 3 year life	1,667	833

	$4,900	$2,450

        e.    Before the acquisition, the fiscal year end of Digital HKCo was September 30 while Wizzard has a

               fiscal year end of December 31. The following table   reflects the net of the results of operations and

               comprehensive income of Digital HKCo for the three month ended December 31, 2011 and for the three month ended December 31, 2010, in order to reconcile the results of operations and comprehensive income of Digital HKCo to conform with the operating results of Wizzard for the same period.

	Historical
	Digital HKCo
	Three month ended
	December 31, (in thousands)
	2011	2010	Net

Total Revenue	$21,394	$15,685	$5,709

Cost of sales	13,751	10,573	3,178
Operating expense	1,346	1,410	(64)
Other income (loss)	353	(25)	378
Income Taxes	1,288	1,203	85
Net Income	5,362	2,474	2,888
Foreign Currency Gain (Loss)	170	107	63
Comprehensive Income	$5,532	$2,581	$2,951

 f.     Shares anticipated to be issued in connection with acquisition Digital HKCo assumed to be outstanding for entire periods presented.

NOTE 4 - PROFORMA EARNINGS (LOSS) PER SHARE

The  proforma  earnings  (loss)  per  share  is  computed  based on the weighted average number of common shares  outstanding during the period plus the estimated  shares issued in the acquisition had the acquisition  occurred at the beginning of the periods presented (in thousands).

	For the Six Months	For the Year
	June 30, 2012	December 31, 2011

Weighted average number of Common shares outstanding	8,425	7,616

Shares issued in acquisition	37,945	37,945

Pro forma weighted average number of common shares outstanding during the period used in income per share after acquisition (denominator)	46,370	45,561